Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER RESULTS

– Company reports $74 million of quarterly revenue and positive net income –

Santa Clara, Calif.—April 27, 2011—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the first quarter of 2011. Total revenue for the quarter was $73.7 million, as compared to total revenue of $80.2 million in the first quarter of 2010.

The Company reported a slight profit in the first quarter of 2011. This compares to net loss of $9.6 million, or $0.14 per diluted share, in the same period of 2010.

For the first quarter of 2011, product revenue was $67.5 million, which consisted of consumable revenue of $62.9 million and instrument revenue of $4.6 million. Service revenue was $4.5 million, and royalties and other revenue was $1.7 million. This compares to first quarter 2010 product revenue of $73.4 million, which consisted of consumable revenue of $66.2 million and instrument revenue of $7.2 million. Service revenue was $4.5 million, and royalties and other revenue was $2.3 million.

For the first quarter of 2011, cost of product sales was $23.9 million compared to $28.5 million in the same period of 2010. Cost of services and other was $3.2 million compared to $4.6 million in the same period of 2010.

Product gross margin was 65%, as compared to 61% in the same period of 2010.

For the first quarter of 2011, operating expenses were $43.5 million as compared to operating expenses of $49.9 million in the same period of 2010, a reduction of 13%.

“A key goal for 2011 is to generate at least 25% of our revenue from new markets including cytogenetics and cancer. We grew this segment to 22% of revenue through the first quarter,” said Kevin M. King, president & CEO. “We continue to make progress in our efforts to return to sustained profitability, with operating expenses down by 13% and gross margins improving 4 percentage points, generating a slight profit on $74 million of quarterly revenue.”

During the First Quarter, the Company:

•
Launched the GeneChip® miRNA 2.0 Array. This enhanced microRNA tool enables the research community's pursuit of personalized medicine by accelerating the identification of biomarkers and gene expression signatures associated with disease. The miRNA 2.0 Array combines the most comprehensive miRNA view with the highest level of sensitivity available.

•
Introduced the Affymetrix SNP 6 Core Reagent Kit, a comprehensive workflow solution that provides pre-mixed and validated reagents for nearly every step in the SNP 6.0 assay. This convenient kit eliminates the need for mixing buffers, reduces the need to order from multiple vendors, and enables easier inventory management with a single kit. Comprised of validated reagents available from Affymetrix and leading reagent suppliers, the SNP 6 Core Reagent Kit performs to Affymetrix specifications with genomic DNA from blood, saliva, and cell lines, as well as whole-genome-amplified DNA.

•
Announced OncoScan™ FFPE Express 2.0, a second-generation platform that offers enhanced coverage of tumor suppressors and oncogenes.  Designed in collaboration with leading cancer researchers representing the Stand Up To Cancer (SU2C) initiative, OncoScan FFPE Express 2.0 overcomes the challenge of analyzing DNA from formalin-fixed, paraffin-embedded (FFPE) tissues to extract important retrospective clinical data from archived samples. This innovative assay goes beyond limitations of standard array comparative genomic hybridization methods to yield copy number, allelic ratio, and somatic mutation data from only 75 nanograms of input DNA, the lowest sample requirement available. In addition, it provides the highest quality data, as demonstrated by greater than 92 percent pass rates across thousands of the most degraded and challenging FFPE samples.

•
Expanded its Axiom™ product line with the Genome-Wide CHB 1 Array, the first commercial product to maximize genetic coverage of common alleles in Han Chinese populations. The CHB 1 array is a powerful tool for characterizing the genetic basis of disease and studying disease associations in Han Chinese populations. To design the array, researchers at the Bio-X Center of Shanghai Jiao Tong University and Beijing's Fuwai Hospital took advantage of more than 10 million validated markers in the Axiom Genomic Database, including content drawn from the 1000 Genomes Project and the International HapMap Project.

Affymetrix' management team will host a conference call on April 27, 2011 at 2:00 p.m. PT to review its operating results for the first quarter of 2011. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.

A replay of this call will be available from 5:00 p.m. PT on April 27, 2011 until 8:00 p.m. PT on May 4, 2011 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The passcode for both replays is 370998.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,100 systems have been shipped around the world and over 23,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, and Singapore. The Company has more than 900 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America. For more information about Affymetrix, please visit the Company's website.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk relating to the Company’s ability to successfully commercialize new products, risk relating to past and future acquisitions, including the ability of the Company to successfully integrate such acquisitions into its existing business; risks of the Company's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 2010, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2011	2010
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$29,629	$35,484
Restricted cash—short-term portion	305	287
Available-for-sale securities—short-term portion	52,129	67,223
Accounts receivable, net	51,674	52,281
Inventories	49,068	49,373
Deferred tax assets—short-term portion	1,002	1,071
Prepaid expenses and other current assets	6,935	9,422
Total current assets	190,742	215,141
Available-for-sale securities—long-term portion	161,755	134,190
Property and equipment, net	51,415	54,177
Acquired technology rights, net	35,723	38,858
Deferred tax assets—long-term portion	4,942	4,894
Other long-term assets	12,046	13,525
Total assets	$456,623	$460,785

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$38,293	$44,259
Deferred revenue—short-term portion	10,367	10,950
Total current liabilities	48,660	55,209
Deferred revenue—long-term portion	4,428	4,601
Other long-term liabilities	11,641	11,748
Convertible notes	95,472	95,472
Stockholders’ equity:
Common stock	705	706
Additional paid-in capital	744,574	742,206
Accumulated other comprehensive income	1,637	1,376
Accumulated deficit	(450,494)	(450,533)
Total stockholders’ equity	296,422	293,755
Total liabilities and stockholders’ equity	$456,623	$460,785

Note 1:
The condensed consolidated balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2011	2010
REVENUE:
Product sales	$67,463	$73,443
Services	4,508	4,463
Royalties and other revenue	1,753	2,281
Total revenue	73,724	80,187
COSTS AND EXPENSES:
Cost of product sales	23,899	28,459
Cost of services and other	3,200	4,589
Research and development	16,268	18,479
Selling, general and administrative	27,212	31,379
Total costs and expenses	70,579	82,906
Income (loss) from operations	3,145	(2,719)
Interest income and other, net	(1,894)	(3,598)
Interest expense	938	2,432
Income (loss) before income taxes	313	(8,749)
Income tax provision	274	871
Net income (loss)	$39	$(9,620)

Basic net income (loss) per common share	$0.00	$(0.14)
Diluted net income (loss) per common share	$0.00	$(0.14)

Shares used in computing basic net income (loss) per common share	70,648	67,889
Shares used in computing diluted net income (loss) per common share	71,267	67,889